As filed with the Securities and Exchange Commission on June 25, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

Brainstorm Cell Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-7273918
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1325 Avenue of Americas, 28th Floor

New York, New York 10019

Phone: (201) 488-0460

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Chaim Lebovits

Chief Executive Officer

Brainstorm Cell Therapeutics, Inc.

1325 Avenue of Americas, 28th Floor

New York, New York 10019

Phone: (201) 488-0460

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies To:

Faith L. Charles, Esq.

Thompson Hine LLP

300 Madison Avenue, 27th Floor

New York, New York 10017-6232

Phone: (212) 344-5680

Fax: (212) 344-6101

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 25, 2025

PROSPECTUS

Up to 2,762,766 Shares of Common Stock

This prospectus relates to the offer and resale by the selling stockholder identified herein (the “Selling Stockholder”) of up to 2,762,766 shares of our common stock, par value $0.00005 per share, underlying common stock purchase warrants (the “Inducement Warrants”) that we issued to the Selling Stockholder on April 1, 2025, in a private placement.

We will neither sell any securities under this prospectus nor receive any proceeds from the sale by the Selling Stockholder of its shares of common stock hereunder. In the event the Selling Stockholder exercises all of the Inducement Warrants in cash at the exercise price of $1.19 per share, we would receive $3,287,691 of gross proceeds resulting from such exercise. We intend to use those proceeds, if any, for working capital or general corporate purposes. For more information, see “Use of Proceeds.”

The Selling Stockholder may sell the shares of our common stock covered by this prospectus from time to time through various means at fixed prices, at prevailing market prices, at prices related to prevailing market prices, or at such other negotiated prices. We provide more information about how the Selling Stockholder may sell or otherwise dispose of such shares of common stock in the section entitled “Plan of Distribution” beginning on page 9 of this prospectus.

Our common stock is listed on The Nasdaq Capital Market under the symbol “BCLI.” On June 24, 2025, the last reported sale price for our common stock was $1.23 per share.

Investing in common stock involves risk. Please read carefully the section entitled “Risk Factors” beginning on page 4 of this prospectus and any risk factors described in any applicable prospectus supplement and in the documents we incorporate by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 2025.

TABLE OF CONTENTS

About This Prospectus

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, the Selling Stockholder may sell from time to time the securities described in this prospectus in one or more offerings. A prospectus supplement may add to, update or change the information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement, together with the information incorporated herein by reference as described under the headings “Where You Can Find More Information” and “Information We Incorporate By Reference.”

We have not authorized, nor has the Selling Stockholder authorized, any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus or any applicable prospectus supplement. You should not rely upon any information or representation not contained or incorporated by reference in this prospectus or any accompanying prospectus supplement. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus or any applicable prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus or any applicable prospectus supplement is delivered or securities are sold on a later date.

References in this prospectus to the terms “we,” “us,” “the Corporation” or “the Company” or other similar terms mean Brainstorm Cell Therapeutics Inc. and its consolidated subsidiaries, unless we state otherwise or the context indicates otherwise.

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Prospectus Summary

This summary highlights certain information appearing elsewhere in this prospectus and in the documents we incorporate by reference into this prospectus. The summary is not complete and does not contain all of the information that you should consider before investing in our common stock. For a more complete understanding of our company, you should read and carefully consider the more detailed information included or incorporated by reference in this prospectus and any prospectus supplement, including the information described under the heading “Risk Factors” beginning on page 4 of this prospectus, as well as the information incorporated by reference from our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K that we file after the date of this prospectus along with our consolidated financial statements and related notes before making an investment decision.

Overview

Brainstorm Cell Therapeutics Inc. is a leading biotechnology company committed to the development and commercialization of autologous cellular therapies for the treatment of neurodegenerative diseases including: Amyotrophic Lateral Sclerosis (“ALS”, also known as Lou Gehrig’s disease); Progressive Multiple Sclerosis (“PMS”); Alzheimer’s disease (“AD”); and other neurodegenerative diseases. NurOwn®, our proprietary cell therapy platform, leverages cell culture methods to induce autologous bone marrow-derived mesenchymal stem cells (“MSCs”) to secrete high levels of neurotrophic factors (“NTFs”), modulate neuroinflammatory and neurodegenerative disease processes, promote neuronal survival and improve neurological function.

NurOwn® has completed its Phase 3 ALS and Phase 2 PMS clinical trials. On November 17, 2020, we announced top-line data from our Phase 3 ALS trial. On March 24, 2021, we announced positive top-line data from our Phase 2 trial evaluating three repeated intrathecal administrations of NurOwn®, each given 2 months apart, as a treatment for PMS. On June 24, 2020, we announced a new clinical program focused on the development of NurOwn® as a treatment for AD. On August 15, 2022, we announced our decision to submit a Biologics License Application (“BLA”) to the U.S. Food and Drug Administration (“FDA”) for NurOwn® for the treatment of ALS. On September 9, 2022, we filed a BLA to the FDA for NurOwn® for the treatment of ALS. On November 10, 2022, we announced that we had received a refusal to file (“RTF”) letter from the FDA regarding our BLA. The FDA indicated that we may request a Type A meeting to discuss the content of the RTF letter. On December 12, 2022, we announced the submission of a Type A meeting request with the FDA to discuss the contents of the RTF letter previously issued by the FDA regarding the BLA for NurOwn® for the treatment of ALS. On December 27, 2022, we announced that the FDA granted a Type A meeting to discuss the contents of the RTF letter previously issued regarding our BLA for NurOwn® for the treatment of ALS. The Type A Meeting was held on January 11, 2023. The perspective shared by the FDA review team reflected what was in the previously issued RTF letter. Conversations with the FDA on the best pathway to resolve the outstanding questions that remained continued, following the Type A meeting. During these discussions, Brainstorm was presented with multiple options to return the BLA to regulatory review, which included the regulatory procedure to File over Protest. Additionally, within these discussions, the FDA committed to review amendments that were filed to address items raised in the RTF letter. These discussions resulted in Brainstorm requesting the FDA to file our BLA over Protest, as this was the regulatory procedure that would allow us to reach an ADCOM in the shortest amount of time. Brainstorm notified the FDA on February 6, 2023 of our decision to request the FDA to file the NurOwn® BLA for ALS over Protest. We received confirmation from the FDA that the BLA was re-filed on February 7, 2023. We received the FDA Type A meeting minutes on February 9, 2023. We submitted an amendment to our BLA on March 7, 2023, in which we responded to the majority of the items included in the RTF letter. Written feedback was received on March 22, 2023, from the FDA project manager associated with the BLA confirming the FDA’s decision to grant an ADCOM for the NurOwn® BLA for ALS. On March 27, 2023, we announced that the FDA will hold an ADCOM to discuss the company’s BLA for NurOwn® for the treatment of ALS. On June 6, 2023, we announced that the advisory committee meeting has been scheduled for September 27, 2023. On September 22, 2023, we submitted an amendment to our BLA to revise the indication to NurOwn® for the treatment of mild to moderate ALS. On September 27, 2023, we announced that the Advisory Committee voted, with 17 voting no, one voting yes, and one abstention, that NurOwn® did not demonstrate substantial evidence of effectiveness for treatment of mild to moderate ALS. On October 18, 2023, we announced that FDA invited the Company to request an expedited face-to-face meeting to discuss the path forward for NurOwn® as a treatment for ALS. Brainstorm remains committed to the ALS Community and is actively exploring the next steps in support of NurOwn®, including publication of emerging clinical data and development of a protocol for an additional clinical study. On October 18, 2023 Brainstorm announced that the BLA for NurOwn® would be withdrawn. The BLA was withdrawn on November 3, 2023. The decision to withdraw the BLA was coordinated with FDA and is viewed by FDA as a withdrawal without prejudice. On November 20, 2023, we announced that the FDA granted the company a meeting to discuss the regulatory path forward for NurOwn® in ALS. The meeting took place on December 6, 2023. On December 7, 2023, we announced the completion of a productive meeting with the FDA to discuss NurOwn®. The primary objective of the meeting was to discuss plans for a Special Protocol Assessment (“SPA”) with FDA on the overall protocol design for a planned Phase 3b registrational trial for NurOwn®. The ultimate goal of the SPA is to secure the FDA’s agreement that critical elements of the overall protocol design (e.g., entry criteria, endpoints, planned analyses) are adequate and acceptable for a study intended to support a future marketing application. On February 23, 2024, we announced that we submitted the SPA request to the FDA for the planned Phase 3b clinical trial of NurOwn® for the treatment of ALS.

On April 9, 2024, the Company announced that it received written agreement from the FDA, under a SPA, on the design for a Phase 3b trial of NurOwn® in ALS. The SPA agreement with the FDA validates the clinical trial protocol and statistical analysis of the planned Phase 3b trial of NurOwn®, demonstrating the Company’s adequacy in addressing objectives that support a future BLA in ALS. On June 26, 2024, the Company announced that it has reached alignment with FDA on the Chemistry, Manufacturing, and Controls aspects of the Phase 3b clinical trial for NurOwn®, its investigational therapy for ALS. This Type C meeting builds upon the positive momentum established in April 2024, when the FDA granted the Company a SPA agreement for its NurOwn® Phase 3b trial. Our wholly-owned Israeli subsidiary, Brainstorm Cell Therapeutics Ltd., holds exclusive rights to commercialize NurOwn® technology through a licensing agreement with Ramot at Tel Aviv University Ltd. (“Ramot”), the technology transfer company of Tel Aviv University, Israel, and was granted approval by the Israeli Ministry of Health to treat ALS patients with NurOwn® under the Hospital Exemption Pathway.

The Company believes that NurOwn® has a strong and comprehensive intellectual property portfolio. NurOwn® was granted Fast Track designation and Orphan Drug status by the FDA and Orphan Drug status by the FDA and the European Medicines Agency for ALS.

The Warrant Inducement Transaction

On March 31, 2025, we entered into a letter agreement (the “Inducement Letter”) with the Selling Stockholder, who held outstanding common stock purchase warrants exercisable for up to an aggregate of 1,381,383 shares of our common stock, which we issued on July 19, 2023, and June 28, 2024 (the “Existing Warrants”). Pursuant to the Inducement Letter, the Selling Stockholder agreed to exercise, for cash, the Existing Warrants at a reduced exercise price of $1.19 in exchange for the Company’s agreement to issue to the Selling Stockholder the Inducement Warrants to purchase up to an aggregate of 2,762,766 shares of our common stock. We received gross proceeds of approximately $1.64 million from the exercise of the Existing Warrants by the Selling Stockholder.

The exercise of the Inducement Warrants is subject to stockholder approval (“Stockholder Approval” and the date on which Stockholder Approval is received and deemed effective under Delaware law, the “Stockholder Approval Date”) under applicable rules and regulations of The Nasdaq Stock Market LLC (“Nasdaq”). We have agreed to convene a stockholders’ meeting on or before the 90th day following the date of the Inducement Letter.

The Inducement Warrants have an exercise price of $1.19 per share, will be exercisable on or after the Stockholder Approval Date and will expire on the five-year anniversary of the Stockholder Approval Date.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We will continue to be a smaller reporting company after this offering so long as (i) the market value of our shares held by non-affiliates is less than $250 million or (ii) our annual revenue is less than $100 million during the most recently completed fiscal year and the market value of our shares held by non-affiliates is less than $700 million. As a smaller reporting company, we are eligible to take advantage of certain exemptions from disclosure requirements, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act and reduced disclosure obligations regarding executive compensation.

Corporate Information

We are incorporated under the laws of the State of Delaware. Our principal executive offices are located at 1325 Avenue of Americas, 28th Floor, New York, NY 10019, and our telephone number is (201) 488-0460. We also maintain an office in Petach Tikva, Israel and in Burlington, Massachusetts. We maintain a website at http://www.brainstorm-cell.com. The information on our website is not incorporated into this prospectus, and you should not consider any information on, or that can be accessed through, our website as part of this prospectus. Our common stock trades on The Nasdaq Capital Market under the symbol “BCLI”.

The Offering

Shares of common stock offered by the Selling Stockholder	Up to 2,762,766 shares of common stock

Use of proceeds	We will not receive any proceeds from the sale by the Selling Stockholder of the shares of common stock issuable upon exercise of the Inducement Warrants covered by this prospectus. To the extent any Inducement Warrants are exercised for cash, we intend to use such proceeds for working capital or general corporate purposes as described in “Use of Proceeds.”

Risk factors	Before investing in our securities, you should carefully read and consider the information set forth in “Risk Factors” on page 4 of this prospectus and under similar headings in any amendments or supplements to this prospectus and the documents incorporated herein by reference.

Terms of the offering	The Selling Stockholder will determine when and how it will sell the shares of common stock offered in this prospectus, as described in “Plan of Distribution.”

Nasdaq symbol	“BCLI”

Throughout this prospectus, when we refer to the shares of our common stock being registered on behalf of the Selling Stockholder for offer and sale, we are referring to the shares of our common stock issuable upon exercise of the Inducement Warrants as described above. When we refer to the Selling Stockholder in this prospectus, we are referring to the selling stockholder identified herein and, as applicable, its donees, pledgees, transferees or other successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part.

Risk Factors

Investing in our common stock involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described below and in the sections entitled “Risk Factors” in our most recent Annual Report on Form 10-K, as filed with the SEC on March 31, 2025, which is incorporated herein by reference and may be amended, supplemented or superseded from time to time by other reports we have filed with the SEC or will file with the SEC in the future. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, results of operations and financial condition could suffer, which may cause the trading price of our common stock to decline and you to lose all or a part of your investment in our securities. Please also read carefully the section below entitled “Cautionary Note Regarding Forward-Looking Statements.”

The sale of a substantial amount of our shares in the public market could adversely affect the prevailing market price of our securities.

We are registering for resale up to 2,762,766 shares of our common stock held by the Selling Stockholder, which is a significant number of shares compared to the current number of total shares of common stock issued and outstanding. Sales of substantial amounts of shares of our common stock in the public market, or the perception that such sales might occur, could adversely affect the market price of our common stock. We cannot predict if and when the Selling Stockholder may sell such shares of our common stock in the public markets. Furthermore, in the future, we may issue additional shares of our common stock or other equity or debt securities convertible into shares of our common stock. Any such issuance could result in substantial dilution to our existing stockholders and could cause the market price of our securities to decline.

If we fail to regain compliance with the continued listing requirements of Nasdaq or other conditions set forth in the Determination Letter, our common stock may be delisted, and the price and liquidity of our common stock may be negatively impacted.

On July 18, 2024, we received a letter from the Nasdaq Listing Qualifications Staff (the “Staff”) indicating that we had not maintained Nasdaq’s required market value of listed securities (“MVLS”) of $35 million from June 2, 2024 to July 17, 2024. Under Nasdaq’s listing rules, we had 180 calendar days from this notice, until January 14, 2025 (the “Compliance Date”), to regain compliance with Nasdaq’s MVLS. On January 15, 2025, the Staff notified us in writing that we failed to regain compliance with the MVLS requirement by the Compliance Date. As such, we had until January 22, 2025 to request an appeal of Nasdaq’s determination to delist, or our common stock would be delisted from The Nasdaq Capital Market at the opening of business on January 24, 2025. We promptly submitted our request to appeal Nasdaq’s determination on January 21, 2025, and on that same day, we received formal written notice from the Staff that the Nasdaq Hearing Panel (the “Panel”) would consider our appeal at an oral hearing on February 25, 2025, and that to the extent permitted by Nasdaq Listing Rules, the delisting action referenced in the Staff’s determination letter was stayed, pending a final written decision by the Panel. Subsequently, we presented our compliance plan to the Panel at the oral hearing on February 25, 2025.

On March 25, 2025, we received the Panel’s Determination Letter (the “Determination Letter”), granting the Company’s request for an extension (the “Extension”) to regain compliance with certain continued Nasdaq listing requirements through the Company’s requested extension date of June 30, 2025 (the “Extension Date”). Our Plan includes, among other items, satisfying a $2.5 million minimum stockholders’ equity requirement under Nasdaq Listing Rule 5550 in lieu of the MVLS requirement and conducting certain capital raising activities to attain such $2.5 million of stockholders’ equity.

The Extension is subject to certain conditions, including, among others, that we demonstrate compliance with Nasdaq Listing Rule 5550 and makes progress in completing the Plan to raise capital, as well as the provision and public disclosure of certain information prior to the Extension Date. We intend to provide or publicly disclose, as the case may be, the information required by the Panel’s decision within the timeframe required thereby. While we are actively pursuing a range of initiatives aimed at completing our Plan, the Company cannot assure its stockholders that it will be successful in raising capital or in satisfying the minimum stockholders’ equity requirement by the Extension Date.

Cautionary note Regarding Forward-Looking Statements

This prospectus and the documents incorporated by reference herein contain “forward-looking statements” within the meaning of the federal securities laws, Section 27A of the Securities Act, and Section 21E of the Exchange Act. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are included in this prospectus and the documents incorporated by reference herein for purposes of complying with those safe harbor provisions.

All statements other than statements of historical facts contained in this prospectus and our other public filings are forward-looking statements. In some cases you can identify such “forward-looking statements” by the use of words like “may,” “will,” “should,” “could,” “expects,” “hopes,” “anticipates,” “believes,” “intends,” “plans,” “projects,” “targets,” “goals,” “estimates,” “predicts,” “likely,” “potential,” or “continue” or the negative of any of these terms or similar words. These statements, descriptions, forecasts and projections constitute “forward-looking statements,” and as such involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance and achievements to be materially different from any results, levels of activity, performance and achievements expressed or implied by any such “forward-looking statements.” These risks and uncertainties include, but are not limited to the potential consequences of our potential inability to satisfy Nasdaq Listing Rule 5550 by the extension date that Nasdaq granted or to meet the other conditions set forth by the Nasdaq Hearing Panel (the “Panel”) in its hearing determination letter dated March 25, 2025 (the “Determination Letter”) the outcomes of the putative securities class action and derivative lawsuits filed by five of our shareholders, the potential for more derivative lawsuits to be brought, our need to raise additional capital, our ability to continue as a going concern, regulatory approval of our NurOwn® treatment candidate, the success of our product development programs and research, regulatory and personnel issues, development of a global market for our services, the ability to secure and maintain research institutions to conduct our clinical trials, the ability to generate significant revenue, the ability of our NurOwn® treatment candidate to achieve broad acceptance as a treatment option for ALS, PMS, AD or other neurodegenerative diseases, our ability to manufacture and commercialize our NurOwn® treatment candidate, obtaining patents that provide meaningful protection, competition and market developments, our ability to protect our intellectual property from infringement by third parties, heath reform legislation, demand for our services, currency exchange rates, product liability claims and litigation, adverse developments affecting the financial services industry, political instability, unrest and wars, such as the conflicts involving Ukraine and Russia and Israel and its surrounding regions, including our clinical development activities, and other factors described under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Any forward-looking statements contained or incorporated by reference in this prospectus reflect our current views with respect to future events or to our future financial performance and involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. See “Risk Factors” for more information. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make or enter into. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, whether as a result of new information, future events or otherwise.

Use of Proceeds

We will not receive any of the proceeds from any sale or other disposition of the common stock covered by this prospectus. All proceeds from the sale of the common stock will be paid directly to the Selling Stockholder. However, we will receive proceeds from the exercise of the Inducement Warrants if such warrants are exercised for cash. To the extent all of the Inducement Warrants are exercised for cash at the exercise price of $1.19 per share, we would receive an aggregate in gross proceeds of $3,287,691. There can be no assurance that any of the Inducement Warrants will be exercised by the Selling Stockholder. We intend to use the net proceeds, if any, from the cash exercise of the Inducement Warrants for working capital or general purposes.

We will bear the out-of-pocket costs, expenses and fees incurred in connection with the registration of the shares of our common stock to be sold by the Selling Stockholder pursuant to this prospectus. The Selling Stockholder will bear underwriting discounts, commissions, placement agent fees or other similar expenses payable with respect to its sales of shares of our common stock.

DETERMINATION OF OFFERING PRICE

The Selling Stockholder will offer and sell the shares of Common Stock offered by this prospectus at market prices prevailing at the time of sale, at prices related to prevailing market price, or at privately negotiated prices. The offering price of our common stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition, or any other established criteria of value. Our common stock might not trade at market prices in excess of the offering price as prices for our common stock in any public market will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity. See “Plan of Distribution” for more information.

Selling stockholder

We are registering the resale of 2,762,766 shares of our common stock issuable upon exercise of the Inducement Warrants held by the Selling Stockholder identified below to permit the Selling Stockholder, or its permitted transferees or other successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part, to resell or otherwise dispose of these shares in the manner described under the section entitled “Plan of Distribution,” which may be supplemented and amended from time to time. The Selling Stockholder acquired the Inducement Warrants in the transactions described under the section “Prospectus Summary – Warrant Inducement Transaction.”

The table below lists the Selling Stockholder and includes other information regarding the beneficial ownership of the shares of common stock by the Selling Stockholder. The second column lists the number of shares of common stock beneficially owned by the Selling Stockholder as of June 24, 2025, assuming exercise of the Inducement Warrants held by the Selling Stockholder on such date, without regard to any limitations on exercise. The third column lists the shares of common stock being offered by the Selling Stockholder pursuant to this prospectus.

This prospectus generally covers the resale of the maximum number of shares of common stock issuable upon exercise of the Inducement Warrants, without regard to any limitations on the exercise of the Inducement Warrants. Under the terms of the Inducement Warrants, the Selling Stockholder may not exercise the Inducement Warrants before the Stockholder Approval Date and to the extent such exercise would cause the Selling Stockholder, together with its affiliates, to beneficially own a number of shares of common stock which would exceed 4.99% of the number of shares of our common stock outstanding following such exercise. The last two columns assume the sale of all of the shares of common stock offered by the Selling Stockholder pursuant to this prospectus without regard to such limitations. The percentage of shares owned after the offering in the last column is based on 9,838,859 shares of common stock outstanding as of June 24, 2025. The Selling Stockholder may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Selling Stockholder	Number of Shares Beneficially Owned Prior to Offering(1)	Maximum Number of Shares Offered Pursuant to this Prospectus	Number of Shares Beneficially Owned After Offering	Percentage of Shares Owned After Offering(2)
Armistice Capital Master Fund Ltd.	2,762,766	2,762,766	0	0%

(1)	Consists of 2,762,766 shares of common stock held by Armistice Capital Master Fund Ltd., a Cayman Islands exempted company (the “Master Fund”), issued upon exercise of the Existing Warrants pursuant to the Inducement Letter. The securities are directly held by the Master Fund and may be deemed to be beneficially owned by: (i) Armistice Capital, LLC (“Armistice Capital”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. The address of Armistice Capital Master Fund Ltd. is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022.

(2)	The Warrants are subject to a beneficial ownership limitation of 4.99%, which in each case restricts the Selling Stockholder from exercising that portion of the warrants that would result in the Selling Stockholder and its affiliates owning, after exercise, a number of shares of Common Stock in excess of the beneficial ownership limitation. The number of shares set forth in the above table does not reflect the application of this limitation.

Certain Relationships and Related Party Transactions

As discussed in greater detail under the section “Prospectus Summary – Warrant Inducement Transaction,” on March 31, 2025, we entered into the Inducement Letter with the Selling Stockholder named above pursuant to which we sold and issued an aggregate of 1,381,383 shares of our common stock and issued the Inducement Warrants to such Selling Stockholder and agreed with the Selling Stockholder to file a registration statement to enable the resale of the shares of common stock underlying the Inducement Warrants. Other than the foregoing, neither the Selling Stockholder nor any persons having control over such Selling Stockholder has held any position or office with us or our affiliates within the last three years or has had a material relationship with us or any of our predecessors or affiliates within the past three years, other than as a result of the ownership of our shares of common stock or other securities.

Plan of Distribution

The Selling Stockholder and any of its donees, pledges, assignees and successors-in-interest may from time to time, sell any or all of their shares of common stock covered hereby on The Nasdaq Capital Market or any other stock exchange, market or trading facility on which the common stock is traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholder may use any one or more of the following methods when selling shares of our common stock:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales;

•	in transactions through broker-dealers that agree with the Selling stockholder to sell a specified number of shares of common stock at a stipulated price per share;

•	through the written settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The Selling Stockholder may also sell shares of common stock under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”) if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholder (or, if any broker-dealer acts as agent for the purchaser of shares of common stock, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with Rule 2121 of the Financial Industry Regulatory Authority (“FINRA”); and in the case of a principal transaction, a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the shares of common stock covered by this prospectus or interests therein, the Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of common stock in the course of hedging the positions they assume. The Selling Stockholder may also sell shares of common stock short and deliver these shares to close out their short positions, or loan or pledge the shares to broker-dealers that in turn may sell these shares. The Selling Stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares of common stock covered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholder and any broker-dealers or agents that are involved in selling the shares of common stock covered hereby may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the shares of common stock.

We have agreed to pay certain fees and expenses incidental to the registration of the shares of common stock covered hereby.

We also agreed to keep the registration statement of which this prospectus forms a part effective until the Selling Stockholder does not own any Inducement Warrants or shares of common stock issuable upon exercise of the Inducement Warrants. The shares of common stock will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the shares of common stock covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares of common stock covered hereby may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Stockholder or any other person. We will make copies of this prospectus available to the Selling Stockholder and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

Our common stock is listed on The Nasdaq Capital Market under the symbol “BCLI”.

DESCRIPTION OF COMMON STOCK

General

The following description of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock. The following description summarizes some of the terms of our Certificate of Incorporation, Bylaws, and of the General Corporation Law of the State of Delaware (the “DGCL”). This description is summarized from, and qualified in its entirety by reference to, our Certificate of Incorporation and Bylaws, each of which has been publicly filed with the SEC, as well as the relevant provisions of the DGCL.

Capital Stock

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.00005 per share.

Common Stock

The holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of the stockholders. The holders of our common stock do not have any cumulative voting rights. Our common stock has no preemptive rights, conversion rights or other subscription rights or redemption or sinking fund provisions.

In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in all assets remaining after payment of all debts and other liabilities. All outstanding shares of common stock are fully paid and nonassessable.

Dividends

The holders of our common stock are entitled to receive ratably any dividends declared by our board of directors out of funds legally available for that purpose.

Anti-Takeover Effects of our Certificate of Incorporation and Bylaws and Delaware Law

Our Certificate of Incorporation and Bylaws include a number of provisions that may have the effect of delaying, deferring or preventing another party from acquiring control of us and encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include the items summarized below.

Board Composition and Filling Vacancies

Our Bylaws provide that directors may be removed with or without cause at an annual meeting or at a special meeting called for that purpose, by a majority vote of the shares then entitled to vote at an election of directors. Furthermore, any vacancy on our board of directors, however occurring, including a vacancy resulting from an increase in the size of our board, may only be filled by the affirmative vote of a majority of our directors then in office even if less than a quorum. The limitations on removal of directors, together with the treatment of vacancies, has the effect of making it more difficult for stockholders to change the composition of our board of directors.

Meetings of Stockholders

Our Certificate of Incorporation provide that the President, the Chairman of the board of directors, if any, or any two members of the board of directors, or by the Secretary or any other officer upon the written request of one or more stockholders holding of record at least a majority of the outstanding shares of stock of the Corporation entitled to vote at such meeting may call special meetings of stockholders and only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders. Our Bylaws limit the business that may be conducted at an annual meeting of stockholders to those matters properly brought before the meeting.

Amendment to Certificate of Incorporation and Bylaws

Any amendment of our Certificate of Incorporation must first be approved by a majority of our board of directors and must thereafter be approved by the affirmative vote of the holders of a majority of the outstanding shares of our common stock. Our Bylaws may be amended by the affirmative vote of a majority of the directors present at any regular or special meeting of the board of directors at which a quorum is present; and may also be amended by the affirmative vote of the holders of a majority of the shares of our capital stock issued and outstanding and entitled to vote at any regular meeting of stockholders, or at any special meeting of stockholders provided notice of such alteration, amendment, repeal or adoption of new by-laws shall have been stated in the notice of such special meeting.

Limitations on Liability and Indemnification of Officers and Directors

Our Certificate of Incorporation provides that no director or officer of the Corporation shall have any personal liability to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director or officer, as applicable, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. Delaware law provides that a director or officer of the corporation’s personal liability to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer may be eliminated or limited, except liability for:

●	any breach of the director’s or officer’s duty of loyalty to us or our stockholders;

●	acts or omissions not in good faith, or which involve intentional misconduct or a knowing violation of law;

●	unlawful payments of dividends or unlawful stock repurchases or redemptions;

●	any transactions from which the director or officer derived an improper personal benefit; and

●	an officer in any action by or in right of the corporation.

These provisions may be held not to be enforceable for violations of the federal securities laws of the United States.

Our Certificate of Incorporation also provides that we generally will indemnify our current and former directors and officers to fullest extent authorized or permitted by applicable law.

Delaware Anti-Takeover Statute

We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging, under certain circumstances, in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:

●	prior to the date of the transaction, our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

●	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, (i) shares owned by persons who are directors and also officers and (ii) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	at or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that Section 203 may discourage attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

Dissenters’ Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, our stockholders have appraisal rights in connection with a merger or consolidation of our Company. Pursuant to Section 262 of the DGCL, stockholders who properly demand and perfect appraisal rights in connection with such merger or consolidation have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.

Stockholders’ Derivative Actions

Under the DGCL, any of our stockholders may bring an action in our name to procure a judgment in its favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of our shares at the time of the transaction to which the action relates.

Exchange Listing

Our common stock is listed on The Nasdaq Capital Market under the trading symbol “BCLI”.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Co LLC.

Legal Matters

Thompson Hine LLP, New York, New York, will pass upon the validity of the securities being offered hereby.

Experts

The consolidated financial statements of Brainstorm Cell Therapeutics Inc., as of December 31, 2024 and 2023, incorporated in this prospectus by reference, have been audited by Brightman Almagor Zohar & Co., a Firm in the Deloitte Global Network, an independent registered public accounting firm, as stated in their report thereon, which is incorporated herein by reference. Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

Where You Can Find More Information

We are subject to the information requirements of the Exchange Act and, in accordance therewith, file annual, quarterly and special reports, proxy statements and other information with the SEC. These documents also may be accessed through the SEC’s electronic data gathering, analysis and retrieval system, or EDGAR, via electronic means, including the SEC’s home page on the internet at www.sec.gov. You may also inspect the registration statement and this prospectus on this SEC website.

Copies of certain information filed by us with the SEC are also available on our website at www.brainstorm-cell.com. Information contained on our website is not incorporated by reference into this prospectus , and, except for the documents incorporated by reference as noted below, you should not consider any information on, or that can be accessed from, our website as part of this prospectus.

Information We Incorporate By Reference

The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus, and information that we file after the date hereof with the SEC will automatically update and supersede the information already incorporated by reference. We are incorporating by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any future report or document that is not deemed filed under such provisions, after the date of this prospectus and prior to the termination of this offering:

•	our Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the SEC on March 31, 2025;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, which was filed with the SEC on May 15, 2025;

•	our Definitive Proxy Statement on Schedule 14A (other than information deemed furnished and not filed) filed with the SEC on May 16, 2025;

•	our Current Reports on Form 8-K filed on January 15, 2025, January 21, 2025, March 27, 2025, March 31, 2025, April 21, 2025, May 19, 2025, and June 16, 2025 (excluding any information furnished in such reports under Item 2.02, 7.01, or Item 9.01); and

•	the description of our common stock set forth in the registration statement on Form 8-A filed with the SEC on September 24, 2014, as supplemented by the description of our securities contained in Exhibit 4.2 to our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on April 1, 2024, and any amendment or report filed with the SEC for the purpose of updating such description.

Pursuant to Rule 412 under the Securities Act, any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of the documents incorporated by reference into this prospectus but not delivered therewith. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing or telephoning us at the following address: Brainstorm Cell Therapeutics Inc. 1325 Avenue of Americas, 28th Floor, New York, NY 10019, Attention: Chief Executive Officer; telephone: (201) 488-0460. You may also access these documents, free of charge on the SEC’s website at www.sec.gov or on our website at www.brainstorm-cell.com. The reference to our website is intended to be an inactive textual reference and, except for the documents incorporated by reference as noted above, the information on, or accessible through, our website is not intended to be part of this prospectus.

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

Up to 2,762,766 Shares of Common Stock

PROSPECTUS

We have not authorized any dealer, salesperson or other person to give any information or to make any representations not contained in this prospectus. You must not rely on any unauthorized information. This prospectus is not an offer to sell these securities in any jurisdiction where an offer or sale is not permitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following are the estimated expenses of the issuance and distribution of the securities being registered, all of which are payable by us. All of the items below, except for the registration fee, are estimates.

SEC registration fee	$509.69
Legal Fees and Expenses	5,000.00
Accountant’s fees and expenses	10,000.00
Printing and Miscellaneous fees	5,000.00
Total	20,509.69

Item 15. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law, or the DGCL, authorizes a corporation to indemnify its directors and officers against liabilities arising out of actions, suits and proceedings to which they are made or threatened to be made a party by reason of the fact that they have served or are currently serving as a director or officer to a corporation. The indemnity may cover expenses (including attorneys’ fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by the director or officer in connection with any such action, suit or proceeding. Section 145 permits corporations to pay expenses (including attorneys’ fees) incurred by directors and officers in advance of the final disposition of such action, suit or proceeding. In addition, Section 145 provides that a corporation has the power to purchase and maintain insurance on behalf of its directors and officers against any liability asserted against them and incurred by them in their capacity as a director or officer, or arising out of their status as such, whether or not the corporation would have the power to indemnify the director or officer against such liability under Section 145.

We have adopted provisions in our certificate of incorporation and bylaws that limit or eliminate the personal liability of our directors to the fullest extent permitted by the DGCL, as it now exists or may in the future be amended. Consequently, a director is not personally liable to us or our stockholders for monetary damages or breach of fiduciary duty as a director, except for liability for:

•	any breach of their duty of loyalty to the company or its stockholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	unlawful payment of dividend or unlawful stock repurchase or redemption, as provided under Section 174 of the DGCL; or

•	any transaction from which the director derived an improper personal benefit.

These limitations of liability do not alter director liability under the federal securities laws and do not affect the availability of equitable remedies such as an injunction or rescission.

In addition, our bylaws provide that:

•	we will indemnify our directors, officers and, in the discretion of our board of directors, certain employees to the fullest extent permitted by the DGCL, as it now exists or may in the future be amended; and

•	we will advance reasonable expenses, including attorneys’ fees, to our directors and, in the discretion of our board of directors, to our officers and certain employees, in connection with legal proceedings relating to their service for or on behalf of us, subject to limited exceptions.

We have entered into indemnification agreements with each of our directors and executive officers. These agreements provide that we will indemnify each of our directors, certain of our executive officers and, at times, their affiliates to the fullest extent permitted by Delaware law. We will advance expenses, including attorneys’ fees (but excluding judgments, fines and settlement amounts), to each indemnified director or executive officer in connection with any proceeding in which indemnification is available and we will indemnify our directors and officers for any action or proceeding arising out of that person’s services as a director or officer brought on behalf of us or in furtherance of our rights. Additionally, certain of our directors or officers may have certain rights to indemnification, advancement of expenses or insurance provided by their affiliates or other third parties, which indemnification relates to and might apply to the same proceedings arising out of such director’s or officer’s services as a director referenced herein. Nonetheless, we have agreed in the indemnification agreements that our obligations to those same directors or officers are primary and any obligation of such affiliates or other third parties to advance expenses or to provide indemnification for the expenses or liabilities incurred by those directors are secondary.

We also maintain general liability insurance which covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers, including liabilities under the Securities Act.

Item 16. Exhibits.

The following documents are exhibits to the registration statement:

Exhibit		Filed	Incorporated by Reference
Number	Description	Herewith	Form	Exhibit (File No.)	Date Filed
3.1	Certificate of Incorporation of Brainstorm Cell Therapeutics Inc.		DEF 14A	Appendix B (333-61610)	November 20, 2006
3.2	Certificate of Amendment of Certificate of Incorporation of Brainstorm Cell Therapeutics Inc., dated September 15, 2014.		Form 8-K	Exhibit 3.1 (000-544365)	September 16, 2014
3.3	Certificate of Amendment of Certificate of Incorporation of Brainstorm Cell Therapeutics Inc., dated August 31, 2015.		Form 8-K	Exhibit 3.1 (001-366641)	September 4, 2015
3.4	Certificate of Amendment of Certificate of Incorporation of Brainstorm Cell Therapeutics Inc., dated September 16, 2024.		Form 8-K	Exhibit 3.1 (001-366641)	September 16, 2024
3.5	Certificate of Amendment of Certificate of Incorporation of Brainstorm Cell Therapeutics Inc., dated September 30, 2024.		Form 8-K	Exhibit 3.1 (001-366641)	October 1, 2024
3.6	Bylaws of Brainstorm Cell Therapeutics Inc.		DEF 14A	Appendix C (333-61610)	November 20, 2006
3.7	Amendment No. 1 to Bylaws of Brainstorm Cell Therapeutics Inc., dated as of March 21, 2007.		Form 8-K	Exhibit 3.1 (333-61610)	March 27, 2007
3.8	Amendment No. 2 to the Bylaws of Brainstorm Cell Therapeutics Inc, dated as of April 20, 2025.		Form 8-K	Exhibit 3.1 (001-36641)	April 21, 2025
4.1	Form of Warrant		Form 8-K	Exhibit 4.1 (001-366641)	March 31, 2025
4.2	Specimen Certificate of Common Stock of Brainstorm Cell Therapeutics Inc.		Form 8-K	Exhibit 4.1 (001-366641)	September 16, 2014
5.1	Opinion of Thompson Hine LLP	X
10.1	Form of Warrant Inducement Agreement, by and between the Company and the Holder identified on the signature page thereto		Form 8-K	Exhibit 10.1 (001-36641)	March 31, 2025
10.2	Form of Financial Advisory Agreement		Form 8-K	Exhibit 1.1 (001-36641)	March 31, 2025
23.1	Consent of Thompson Hine LLP (included in Exhibit 5.1)	X
23.2	Consent of Brightman Almagor Zohar & Co., a Firm in the Deloitte Global Network	X
24.1	Power of Attorney (contained in the signature page to this registration statement)	X
107	Filing Fee Table	X

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

1.            To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)           to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” filed as an exhibit to the effective registration statement; and

(iii)          to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

2.            That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.            To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.            That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)            each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)           each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is a part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 25, 2025.

Brainstorm Cell Therapeutics INC.

By:	/s/ Chaim Lebovits
Chaim Lebovits
Chief Executive Officer

Power of Attorney

Each of the undersigned officers and directors of the registrant hereby severally constitutes and appoints Chaim Lebovits, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, and in any and all capacities, to file and sign any and all amendments, including post-effective amendments, to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/s/ Chaim Lebovits	Chief Executive Officer (Principal Executive Officer)	June 25, 2025
Chaim Lebovits

/s/ Alla Patlis	Interim Chief Financial Officer (Principal Financial and Accounting Officer)	June 25, 2025
Alla Patlis

/s/ Irit Arbel	Director	June 25, 2025
Irit Arbel

/s/ Nir Naor	Director	June 25, 2025
Nir Naor

/s/ Jacob Frenkel	Director	June 25, 2025
Jacob Frenkel

/s/ Anthony Polverino	Director	June 25, 2025
Anthony Polverino

/s/ Uri Yablonka	Director	June 25, 2025
Uri Yablonka

/s/ Menghisteab Bairu	Director	June 25, 2025
Menghisteab Bairu

/s/ Stacy R. Lindborg	Director	June 25, 2025
Stacy R. Lindborg